As filed with the Securities and Exchange Commission on August 28, 2003

Registration No. 333-102385

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DICK’S SPORTING GOODS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	16-1241537
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

200 Industry Drive, RIDC Park West
Pittsburgh, Pennsylvania 15275
(Address of Principal Executive Offices)

2002 Stock Plan
(Full title of the plan)

Copies of all communications to:

Edward W. Stack	Lewis U. Davis, Jr., Esquire
Chairman and Chief Executive Officer	Buchanan Ingersoll Professional Corporation
Dick’s Sporting Goods, Inc.	One Oxford Centre
200 Industry Drive	301 Grant Street, 20th Floor
RIDC Park West	Pittsburgh, Pennsylvania 15219-1410
Pittsburgh, Pennsylvania 15275	(412) 562-8800
(412) 809-0100
(Name and address, including zip code, and
telephone number of agent for service)

The sole purpose of this filing is to file Exhibit 4.1 to reflect certain administrative changes made to Dick’s Sporting Goods, Inc.’s 2002 Stock Plan. There have been no changes to the Registration Statement. Pursuant to Rule 462(d) under the Securities Act of 1933, as amended, this post-effective amendment is effective upon the filing of this Registration Statement with the Commission.

INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

     Dick’s Sporting Goods, Inc., a Delaware corporation (the “Company”), hereby incorporates by reference into this Registration Statement the information contained in the Company’s earlier Registration Statement, File No. 333-102385 relating to the Company’s 2002 Stock Plan, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 8. Exhibits

     The following is a list of exhibits filed as part of this Registration Statement.

Exhibit No.	Description	Method of Filing

3.1	Amended and Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-8, File No. 333-102385

3.2	Amended and Restated Bylaws	Incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, File No. 333-96587

4.1	Registrant’s 2002 Stock Plan	Filed herewith

5.1	Opinion of Buchanan Ingersoll Professional Corporation regarding legality of the securities being registered	Incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8, File No. 333-102385

23.1	Independent Auditors’ Consent	Filed herewith

23.2	Consent of Buchanan Ingersoll Professional Corporation	(included in its opinion incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8, File No. 333-102385)

24.1	Power of Attorney	Incorporated by reference to the signature page of the Registrant’s Registration Statement on Form S-8, File No. 333-102385

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 20th day of August, 2003.

DICK’S SPORTING GOODS, INC.

By:	/s/ Edward W. Stack

Edward W. Stack
Chairman of the Board
and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Edward W. Stack	Chairman of the Board,	August 20th , 2003
Chief Executive Officer and
Edward W. Stack	Director

/s/ William J. Colombo	President and Director	August 20th , 2003

William J. Colombo

/s/ Michael F. Hines	Chief Administrative Officer and	August 20th , 2003
Chief Financial Officer (principal
Michael F. Hines	financial and accounting officer)

/s/ David I. Fuente		August 20th , 2003
Director
David I. Fuente

/s/ Walter Rossi		August 20th , 2003
Director
Walter Rossi

/s/ Lawrence J. Schorr	Director	August 20th , 2003

Lawrence J. Schorr

	Director	August __, 2003

Steve E. Lebow

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

3.1	Amended and Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-8, File No. 333-102385

3.2	Amended and Restated Bylaws	Incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, File No. 333-96587

4.1	Registrant’s 2002 Stock Plan	Filed herewith

5.1	Opinion of Buchanan Ingersoll Professional Corporation regarding legality of the securities being registered	Incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8, File No. 333-102385

23.1	Independent Auditors’ Consent	Filed herewith

23.2	Consent of Buchanan Ingersoll Professional Corporation	(included in its opinion incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8, File No. 333-102385)

24.1	Power of Attorney	Incorporated by reference to the signature page of the Registrant’s Registration Statement on Form S-8, File No. 333-102385